Exhibit 21.1


                              LIST OF SUBSIDIARIES


                                                     Jurisdiction of
Name                                                 Incorporation
----                                                 -------------

Praegitzer International, LLC                        Oregon

Praegitzer Asia Sdn Bhd                              Malaysia

Praegitzer International (H.K.) Limited              Hong Kong

Praegitzer Industries (B.V.I.) Inc.                  British Virgin Islands